                                                                      Exhibit 23

            Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in the Registration Statements
(Form S-8 No.  333-52315  and  333-123436)  pertaining  to the 1992 Stock Option
Plan, 1993  Nonqualified  Stock Option Plan and 1997 Equity  Incentive Plan, the
Registration Statement (Form S-8 No. 333-57411) pertaining to the Employee Stock
Purchase  Plan and the  Registration  Statements  (Form  S-8 No.  333-58778  and
333-115531)  pertaining to the 2000 Equity  Incentive  Plan of American  Italian
Pasta  Company  of  our  report  dated  June  12,  2008,  with  respect  to  the consolidated  financial  statements  and  schedule  of  American  Italian  Pasta
Company,  and the effectiveness of internal control over financial  reporting of
American  Italian Pasta Company,  included in this Annual Report (Form 10-K) for the year ended September 30, 2005.

/s/ Ernst & Young LLP

Kansas City, Missouri
June 12, 2008